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            METLIFE INSURANCE COMPANY OF CONNECTICUT (THE "COMPANY")
            --------------------------------------------------------
                       METLIFE RETIREMENT ACCOUNT ANNUITY
                             METLIFE TARGET MATURITY
                         REGISTERED FIXED ACCOUNT OPTION
                                     T-MARK
                                  FIXED ANNUITY
                          SUPPLEMENT DATED MAY 13, 2008
                    TO THE PROSPECTUSES DATED APRIL 28, 2008


The Company filed a Form 8-K on May 12, 2008, via EDGAR File No. 033-03094, which is incorporated by reference into the prospectus dated April 28, 2008. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

This supplement should be read in its entirety and kept together with your prospectus for future reference. Please contact us at the following telephone numbers if you have any questions or would like a copy of the Form 8-K, which the Company will provide free of charge:

     1-800-874-1225 -Fixed Annuity
     1-800-599-9460 -T-Mark
     1-800-874-1225 -Registered Fixed Option
     1-800-842-9406 -MetLife Retirement Account Annuity
     1-800-599-9460 -MetLife Target Maturity

Books 21, 27, 28 , 29 and 74                                        May 13, 2008